Goldman Sachs BDC, Inc. Investor Presentation www.goldmansachsbdc.com Quarter Ended September 30, 2021

Disclaimer and Forward-Looking Statement The information contained in this presentation should be viewed in conjunction with the earnings conference call of Goldman Sachs BDC, Inc. (“GSBD” or the “Company”) (NYSE: GSBD) held on November 5, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. The information contained herein may not be used, reproduced or distributed to others, in whole or in part, for any other purpose without the prior written consent of the Company. This investor presentation may contain forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 on the business, future operating results, access to capital and liquidity of the Company and its portfolio companies. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent the Company’s belief regarding future events that, by their nature, are uncertain and outside of the Company’s control. Any forward-looking statement made by us in this investor presentation speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities referred to in this presentation in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. Nothing in these materials should be construed as a recommendation to invest in any securities that may be issued by GSBD or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks. GSBD is managed by Goldman Sachs Asset Management, L.P. (“GSAM”), a wholly owned subsidiary of The Goldman Sachs Group, Inc. (“Group, Inc.”). Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance. The information contained in this presentation is summary information that is intended to be considered in the context of other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this presentation, except as required by law. These materials contain information about GSBD, certain of its personnel and affiliates and its historical performance. You should not view information related to the past performance of GSBD as indicative of GSBD’s future results, the achievement of which cannot be assured. Further, an investment in GSBD is discrete from, and does not represent an interest in, any other Goldman Sachs entity. Past performance does not guarantee future results, which may vary. The value of investments and the income derived from investments will fluctuate and can go down as well as up. A loss of principal may occur.

Quarterly Highlights Quarter Ended September 30, 2021 Net investment income per share for the quarter ended September 30, 2021 was $0.63. Excluding purchase discount amortization per share of $0.15 from the Merger, adjusted net investment income per share was $0.48 for the quarter ended September 30, 2021, equating to an annualized net investment income yield on book value of 12.1%1. Earnings per share for the quarter ended September 30, 2021 was $0.37; The Company’s Board of Directors declared a regular fourth quarter dividend of $0.45 per share payable to shareholders of record as of December 31, 2021;2 In addition, the Company paid the final merger related special dividend of $0.05 per share on September 15, 2021 to shareholders of record as of August 16, 2021; Net asset value per share for the quarter ended September 30, 2021 decreased 0.8% to $15.92 from $16.05 as of June 30, 2021; The Company's net debt to equity ratio was 0.91x as of September 30, 2021 which remained unchanged from the prior quarter; During the quarter, the Company made new investment commitments of $670.0 million, funded new investment commitments of $461.0 million, had net fundings of previously unfunded commitments of $152.1 million, and had sales and repayments activity totaling $671.5 million, resulting in a net funded portfolio change of $(58.5) million; As of September 30, 2021, the Company’s total investments at fair value and commitments were $3,513.9 million, comprised of investments in 111 portfolio companies across 37 industries. The investment portfolio was comprised of 98.3% senior secured debt, including 89.5% in first lien investments;3 As of September 30, 2021, investments on non-accrual status increased to 0.1% and 0.7% of the total investment portfolio at fair value and amortized cost, respectively, from 0.0% and 0.3% as of June 30, 2021, as a result of one new investment placed non-accrual during the quarter; As of September 30, 2021, 62% of the Company’s approximately $1,639.9 million of total principal amount of debt outstanding was comprised of unsecured debt and 38% was comprised of secured debt. 1 Please refer to slide 14 for a discussion of the Merger and non-GAAP disclosures. 2 The $0.45 per share dividend will be paid on January 27, 2022 to stockholders of record as of December 31, 2021. 3 The discussion of the investment portfolio excludes the investment in a money market fund managed by an affiliate of The Goldman Sachs Group, Inc. As of Sep 30, 2021, the Company did not have an investments in the money market fund.

Selected Financial Highlights

Quarter Ended September 30, 2021

Goldman Sachs Asset Management

(in $ millions, except per share data)	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Investment portfolio, at fair value	$1,431.2	$3,242.8	$3,202.6	$3,156.5	**$3,112.1**
Total debt oustanding[1]	$920.1	$1,644.4	$1,608.0	$1,598.6	**$1,639.9**
Net assets	$626.4	$1,615.1	$1,625.9	$1,631.5	**$1,620.1**
Ending debt to equity[2]	1.47x	1.02x	0.99x	0.98x	**1.01x**
Net debt to equity[2]	1.29x	1.00x	0.96x	0.91x	**0.91x**
Average debt to equity[2]	1.49x	1.04x	1.05x	0.97x	**0.94x**
Total investment income	$31.5	$78.9	$82.6	$83.9	**$96.7**
Net investment income after taxes	$18.2	$55.3	$57.6	$58.2	**$64.3**
Adjusted net investment income after taxes[3]	*$18.2*	*$45.2*	*$48.5*	*$48.8*	***$48.8***
Net increase in net assets resulting from operations	$32.4	$172.6	$60.5	$55.0	**$38.0**
Adjusted net increase in net assets resulting from operations[3]	*$32.4*	*$88.7*	*$60.5*	*$55.0*	***$38.0***
Per Share Data:					
Net asset value per share	$15.49	$15.91	$16.00	$16.05	**$15.92**
Net investment income per share (basic and diluted)	$0.45	$0.59	$0.57	$0.57	**$0.63**
Adjusted Net Investment Income per share[3]	*$0.45*	*$0.48*	*$0.48*	*$0.48*	***$0.48***
Earnings (loss) per share (basic and diluted)	$0.80	$1.83	$0.60	$0.54	**$0.37**
Adjusted earnings (loss) per share (basic and diluted)[3]	*$0.80*	*$0.94*	*$0.60*	*$0.54*	***$0.37***
Distribution per share	$0.45	$0.45	$0.50	$0.50	**$0.50**

[1] Total debt outstanding excludes netting of debt issuance costs. Please refer to page 10 for debt net of issuance costs.
[2] The average debt to equity leverage ratio has been calculated using the average daily borrowings during the quarter divided by average net assets, adjusted for equity contributions. The ending, net and average debt to equity leverage ratios exclude unfunded commitments.
[3] Please refer to slide 14 for non-GAAP disclosures.

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Investment Activity

Quarter Ended September 30, 2021

Goldman Sachs Asset Management

- New investment commitments and fundings of previously unfunded commitments for the quarter were $670.0 million and $152.1 million, respectively.
  - New investment commitments were across ten new portfolio companies and seventeen existing portfolio companies.
- Sales and repayments totaled $671.5 million for the quarter primarily driven by full repayment of investment in sixteen portfolio companies.

(in $ millions)	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Investments in Goldman Sachs BDC, Inc.					
Gross Originations	$11.6	$423.0	$188.3	$368.8	$677.4
New Investment Commitments	11.6	423.0	188.3	368.8	670.0
Funded	10.2	308.1	151.1	174.8	461.0
Unfunded	1.4	114.9	37.2	194.0	208.9
Fundings of Previously Unfunded Commitments	2.8	9.1	44.6	35.2	152.1
Sales and Repayments	(24.7)	(252.7)	(254.0)	(277.4)	(671.5)
Net Funded Investment Activity	**$(11.7)**	**$64.5**	**$(58.3)**	**$(67.4)**	**$(58.5)**

The discussion of the investment portfolio of the Company excludes the investment, if any, in a money market fund managed by an affiliate of The Goldman Sachs Group, Inc. Commitments are generally subject to borrowers meeting certain criteria such as compliance with covenants and certain operational metrics. These amounts may remain outstanding until the commitment period of an applicable loan expires, which may be shorter than the loan's maturity date. Discussion of investment activity in Q4 2020 excludes the assets acquired in the Merger.

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Portfolio Asset Composition Quarter Ended September 30, 2021 End of Period Investments (at fair value, $mm) New Investment Commitments (at cost, $mm) Figures may not sum due to rounding. The discussion of the investment portfolio excludes the investment, if any, in a money market fund managed by an affiliate of The Goldman Sachs Group, Inc. Discussion of investment activity excludes the assets acquired in the Merger.

Credit Quality of Investments

Quarter Ended September 30, 2021

Goldman Sachs Asset Management

Non-Accrual Status: As of September 30, 2021, investments on non-accrual status represented 0.1% and 0.7% of the total investment portfolio at fair value and amortized cost, respectively.

(in $ millions)	Q1 2021		Q2 2021		Q3 2021	
Rating	**Fair Value**	**% of Total Portfolio**	**Fair Value**	**% of Total Portfolio**	**Fair Value**	**% of Total Portfolio**
1	$216.1	6.7%	$341.8	10.8%	$72.2	2.3%
2	$2,708.8	84.6%	$2,635,2	83.5%	$2,869.4	92.2%
3	$274.7	8.6%	$178.1	5.6%	$165.6	5.3%
4	$3.0	0.1%	1.4	0.1%	4.9	0.2%
Total	**$3,202.6**	**100.0%**	**$3,156.5**	**100.0%**	**$3,112.1**	**100.0%**

Internal Investment Risk Rating Definition	
Rating	**Definition**
1	▪ Involves the least amount of risk to our initial cost basis ▪ The trends and risk factors are generally favorable, which may include the performance of the portfolio company or a potential exit
2	▪ Involves a level of risk that is similar to the risk to our initial cost basis at the time of origination or acquisition ▪ Borrower is generally performing as expected and the risk factors are neutral to favorable
3	▪ Indicates that the investment's risk has increased materially since origination or acquisition ▪ Borrower may be out of compliance with debt covenants; however, payments are generally not more than 120 days past due
4	▪ Indicates that the investment's risk has increased substantially since origination or acquisition ▪ In most cases, most or all of the debt covenants are out of compliance and payments are substantially delinquent; investments are not anticipated to be repaid in full and we may realize a substantial loss of our initial cost basis upon exit

The discussion of the investment portfolio excludes the investment in a money market fund, if any, managed by an affiliate of the Goldman Sachs Group, Inc.

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Industry % of Invested Portfolio Software 12.8% Health Care Technology 12.5% Health Care Providers & Services 8.8% Professional Services 8.0% Diversified Financial Services 7.2% Other (≤ 7.0% each) 50.7% Portfolio Summary Quarter Ended September 30, 2021 The discussion of the investment portfolio excludes an investment in a money market fund managed by an affiliate of The Goldman Sachs Group, Inc. 1 Computed based on the (a) annual stated interest rate or yield earned plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total investments (including investments on non-accrual and non-incoming producing investments) at amortized cost or fair value, respectively. 2 For a particular portfolio company, EBITDA typically represents net income before net interest expense, income tax expense, depreciation and amortization. The net debt to EBITDA represents the ratio of a portfolio company’s total debt (net of cash) and excluding debt subordinated to the Company’s investment in a portfolio company, to a portfolio company’s EBITDA. The interest coverage ratio represents the ratio of a portfolio company’s EBITDA as a multiple of a portfolio company’s interest expense. Weighted average net debt to EBITDA is weighted based on the fair value of the Company’s debt investments, excluding investments where net debt to EBITDA may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue. Weighted average interest coverage is weighted based on the fair value of the Company’s performing debt investments, excluding investments where EBITDA may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue. Median EBITDA is based on the Company’s debt investments, excluding investments where EBITDA may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue. Portfolio company statistics are derived from the most recently available financial statements of each portfolio company as of the reported end date. Statistics of the portfolio companies have not been independently verified by us and may reflect a normalized or adjusted amount. As of September 30, 2021 and December 31, 2020, investments where net debt to EBITDA may not be the appropriate measure of credit risk represented 37.4% and 33.1%, of total debt investments.3 Measured on a fair value basis. 4 The fixed versus floating composition has been calculated as a percentage of performing debt investments, including income producing preferred stock investments. Portfolio Characteristics (as of September 30, 2021) Invested Portfolio   Total investments and commitments ($mm) $3,513.9 Unfunded commitments ($mm) $401.8 Investments at fair value ($mm) $3,112.1 Yield at fair value of investments (%)1 8.4% Yield at amortized cost of investments (%)1 8.3% Portfolio Companies Total Investments2 Number of portfolio companies 111 Weighted average leverage (net debt/EBITDA) 6.0x Weighted average interest coverage 2.5x Median EBITDA ($mm) $39.3 Seniority3 Fixed/Floating3,4 Industry Diversification3

Quarterly Operating Results

Quarter Ended September 30, 2021

Goldman Sachs Asset Management

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Investment income					
Interest[1]	$30,264	$78,112	$80,858	$ 83,235	$ 95,493
Dividend income	32	123	765	61	90
Other income	1,157	697	995	621	1,101
Total investment income	**$31,453**	**$78,932**	**$82,618**	**$83,917**	**$96,684**
Expenses					
Interest and other debt expenses	$8,889	$13,003	$14,966	$ 14,538	$14,449
Management fees	3,618	5,945	8,200	8,079	7,962
Incentive fees	737	35,108	12,055	11,170	9,326
Other operating expenses	1,370	1,741	2,055	1,840	1,751
Total expenses before taxes	**$14,614**	**$55,797**	**$37,276**	**$35,627**	**$33,488**
Management fees waiver	(997)	-	(500)	-	-
Incentive fees waiver	(737)	(32,442)	(12,055)	(10,196)	(1,441)
Net expenses	**$12,880**	**$23,355**	**$24,721**	**$25,431**	**$32,047**
Income tax expense, including excise tax	375	238	314	310	305
Net investment income after taxes	**$18,198**	**$55,339**	**$57,583**	**$58,176**	**$64,332**
Less: Purchase discount amortization	-	(10,110)	(9,140)	(9,386)	(15,499)
Adjusted Net investment income after taxes	***$18,198***	***$45,229***	***$48,443***	***$48,790***	***$48,833***
Net realized and unrealized gains (losses)					
Net realized gain (loss)	$ (35,920)	$ 3,780	$ 7,462	$ (1,355)	$ 34,330
Net change in unrealized appreciation (depreciation)	50,169	113,612	(4,463)	(1,740)	(60,546)
Net realized and unrealized gains (losses)	**$14,249**	**$117,392**	**$2,999**	**($3,095)**	**$(26,216)**
Less: Realized/Unrealized gains from the purchase discount	-	(73,850)	9,140	9,386	15,499
Adjusted Net realized and unrealized gains (losses)	***$14,249***	***$43,542***	***$12,139***	***$6,291***	***$(10,717)***
(Provision) benefit for taxes on realized gain/loss on investments	-	(96)	-	(53)	-
(Provision) benefit for taxes on unrealized appreciation/depreciation on investments	(7)	-	(114)	(56)	(83)
Net increase (decrease) in net assets resulting from operations	**$32,440**	**$172,635**	**$60,468**	**$54,972**	**$38,033**
Adjusted Net increase (decrease) in net assets resulting from operations	***$32,440***	***$88,675***	***$60,468***	***$54,972***	***$38,033***
Per share data					
Net investment income	$ 0.45	$ 0.59	$ 0.57	$ 0.57	$ 0.63
Adjusted Net Investment Income	*$ 0.45*	*$ 0.48*	*$ 0.48*	*$ 0.48*	*$ 0.48*
Earnings (loss) per share	$ 0.80	$ 1.83	$ 0.60	$ 0.54	$ 0.37
Adjusted Earnings (loss) per share	*$ 0.80*	*$ 0.94*	*$ 0.60*	*$ 0.54*	*$ 0.37*
Distribution per share	$ 0.45	$ 0.45	$ 0.50	$ 0.50	$ 0.50
Weighted average shares outstanding	40,440,982	94,228,972	101,584,473	101,649,214	101,727,464
Shares outstanding, end of period	40,448,044	101,534,370	101,599,020	101,675,964	101,753,598

All figures in thousands ($000), except shares and per share data.

[1] Includes certain prepayment fees, exit fees and PIK income.

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Quarterly Balance Sheet

Quarter Ended September 30, 2021

Goldman Sachs Asset Management

Q3 2021 Highlights

- Total fair market value of the invested portfolio was $3,112.1 million, outstanding debt of $1,626.3 million and net assets of $1,620.1 million; and
- Average and ending debt-to-equity ratios for the three months ended as of September 30, 2021 were 0.94x and 1.01x, respectively, as compared to 0.97x and 0.98x for the three months ended June 30, 2021. The net debt-to-equity ratio was 0.91x as of September 30, 2021, as compared to 0.91x as of June 30, 2021.

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Assets					
Investments at fair value	$1,431,195	$3,242,766	$3,202,610	$3,156,464	$3,112,124
Investments in affiliated money market fund	97,232	-	-	-	-
Cash	17,578	32,137	45,486	119,923	171,600
Unrealized appreciation on foreign currency forward contracts	-	-	-	-	41
Receivable from investments sold	414	2,600	1,020	39	455
Interest and dividends receivable	9,603	21,593	25,213	21,635	21,583
Deferred financing and offering costs	8,495	11,350	10,664	9,971	13,331
Other assets	4,935	1,916	2,638	1,975	3,826
Total Assets	**$1,569,452**	**$3,312,362**	**$3,287,631**	**$3,310,007**	**$3,322,960**
Liabilities & Net Assets					
Debt (net of issuance costs)[1]	$911,685	$1,627,060	$1,591,920	$1,583,740	$1,626,298
Interest and credit facility expense payable	5,964	10,163	11,759	15,980	9,820
Management fees payable	2,621	5,945	7,700	8,079	7,962
Incentive fees payable	-	2,665	-	974	7,885
Payable for investments purchased	-	-	-	19,115	388
Distribution payable	18,202	45,690	45,720	45,754	45,789
Unrealized depreciation on foreign currency forward contracts	99	355	108	81	-
Other costs and liabilities	4,458	5,343	4,479	4,759	4,729
Total Liabilities	**$943,029**	**$1,697,221**	**$1,661,686**	**$1,678,482**	**$1,702,871**
Total Net Assets	**$626,423**	**$1,615,141**	**$1,625,945**	**$1,631,525**	**$1,620,089**
Total Liabilities and Net Assets	**$1,569,452**	**$3,312,362**	**$3,287,631**	**$3,310,007**	**$3,322,960**
Net Asset Value per share	**$15.49**	**$15.91**	**$16.00**	**$16.05**	**$15.92**

All figures in thousands ($000), except per share data.

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[1] The Company had debt issuance costs of $8,459 as of September 30, 2020, $17,323 as of December 31, 2020, $16,083 as of March 31, 2021, $14,831 as of June 30, 2021, and $13,564 as of September 30,2021.

Net Asset Value Bridge Quarter Ended September 30, 2021 June 30, 2021 NAV is based on June 30, 2021 shares outstanding as of such date. September 30, 2021 NAV is based on ending shares outstanding as of such date. Q3’21 per share data is based on weighted average shares outstanding for the quarter ended September 30, 2021. 1Includes $0.05 per share of special distribution that was paid on September 15, 2021. Please refer to slide 14 for non-GAAP disclosures. Per Share Data NII: $0.63 Adjusted Net Realized & Unrealized Gain: $(0.26) 1

Debt Quarter Ended September 30, 2021 LIBOR: London Interbank Offered Rate 1 Debt outstanding denominated in currencies other than U.S. Dollars (“USD”) have been converted to USD using the applicable foreign currency exchange rate as of September 30, 2021. Total debt outstanding excludes netting of debt issuance costs. 2 The stated interest rate of LIBOR plus 1.75% or LIBOR plus 1.875% is subject to borrowing base conditions. 3 Debt composition is calculated based on commitment amount. Commitment Amount ($mm) Debt Outstanding ($mm)1 Interest Rate Maturity Date Goldman Sachs BDC, Inc. Revolving Credit Facility $1,695 $625 LIBOR + 187.5 bps / 175 bps2 08/13/2026 Convertible Notes $155 $155 4.50% 04/01/2022 2025 Notes $360 $360 3.75% 02/10/2025 2026 Notes $500 $500 2.875% 01/15/2026 Total $2,710 $1,640 Debt Composition3 Debt Maturity Schedule ($mm)

Distribution and Common Stock Information

Quarter Ended September 30, 2021

Goldman Sachs Asset Management

Distribution Data

Record Date	Payment Date	Date Declared	Regular Distribution Per Share	Special Distribution Per Share
31-Dec-21	27-Jan-22	4-Nov-21	$0.45	
30-Sep-21	27-Oct-21	5-Aug-21	$0.45	
16-Aug-21	15-Sep-21	4-Nov-20	-	$0.05
30-Jun-21	27-Jul-21	4-May-21	$0.45	
14-May-21	15-Jun-21	4-Nov-20	-	$0.05
31-Mar-21	27-Apr-21	24-Feb-21	$0.45	-
15-Feb-21	15-Mar-21	4-Nov-20	-	$0.05
31-Dec-20	15-Jan-21	4-Nov-20	$0.45	-
30-Sep-20	15-Oct-20	4-Aug-20	$0.45	-
30-Jun-20	15-Jul-20	4-May-20	$0.45	-
31-Mar-20	15-Apr-20	19-Feb-20	$0.45	-
31-Dec-19	15-Jan-20	30-Oct-19	$0.45	-
30-Sep-19	15-Oct-19	30-Jul-19	$0.45	-
28-Jun-19	15-Jul-19	7-May-19	$0.45	-
29-Mar-19	15-Apr-19	20-Feb-19	$0.45	-
31-Dec-18	15-Jan-19	30-Oct-18	$0.45	-
28-Sep-18	15-Oct-18	1-Aug-18	$0.45	-
29-Jun-18	16-Jul-18	1-May-18	$0.45	-
30-Mar-18	16-Apr-18	21-Feb-18	$0.45	-
29-Dec-17	16-Jan-18	31-Oct-17	$0.45	-
29-Sep-17	16-Oct-17	1-Aug-17	$0.45	-
30-Jun-17	17-Jul-17	1-May-17	$0.45	-

Common Stock Data

Quarter Ended	High	Low	End of Period
30-Sep-21	$19.88	$18.35	$18.35
30-Jun-21	$20.52	$18.90	$19.60
31-Mar-21	$20.26	$17.54	$19.33
31-Dec-20	$19.57	$14.95	$19.12
30-Sep-20	$16.35	$14.99	$15.04
30-Jun-20	$18.09	$11.40	$16.23

Quarter Ended	High	Low	End of Period
31-Mar-20	$22.45	$8.38	$12.33
31-Dec-19	$22.30	$19.25	$21.28
30-Sep-19	$20.70	$19.31	$20.09
30-Jun-19	$20.97	$18.71	$19.67
31-Mar-19	$21.23	$18.75	$20.54
31-Dec-18	$22.23	$18.10	$18.38

The common stock data reflects closing market prices on the New York Stock Exchange (NYSE) reported for "GSBD" and not net asset value per share data. Please see prior investor presentations for historical information.

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Non-GAAP Disclosures On October 12, 2020, we completed our merger (the “Merger”) with Goldman Sachs Middle Market Lending Corp. (“MMLC”). The Merger was accounted for as an asset acquisition in accordance with ASC 805-50, Business Combinations — Related Issues. The consideration paid to MMLC’s stockholders was less than the aggregate fair values of the assets acquired and liabilities assumed, which resulted in a purchase discount (the “purchase discount”). The purchase discount was allocated to the cost of MMLC investments acquired by us on a pro-rata basis based on their relative fair values as of the closing date. Immediately following the Merger with MMLC, we marked the investments to their respective fair values and, as a result, the purchase discount allocated to the cost basis of the investments acquired was immediately recognized as unrealized appreciation on our Consolidated Statement of Operations. The purchase discount allocated to the loan investments acquired will amortize over the life of each respective loan through interest income, with a corresponding adjustment recorded as unrealized appreciation on such loan acquired through its ultimate disposition. The purchase discount allocated to equity investments acquired will not amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, we will recognize a realized gain with a corresponding reversal of the unrealized appreciation on disposition of such equity investments acquired. As a supplement to our financial results reported in accordance with GAAP, we have provided, as detailed below, certain non-GAAP financial measures to our operating results that exclude the aforementioned purchase discount and the ongoing amortization thereof, as determined in accordance with GAAP. The non-GAAP financial measures include i) Adjusted net investment income per share;  ii) Adjusted net investment income after taxes; and iii) Adjusted net realized and unrealized gains (losses). We believe that the adjustment to exclude the full effect of the purchase discount is meaningful because it is a measure that we and investors use to assess our financial condition and results of operations. Although these non-GAAP financial measures are intended to enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The aforementioned non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.